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                                     EXHIBIT 4.3



             SECOND AMENDMENT AND CONSENT TO LOAN AND SECURITY AGREEMENT

    This SECOND AMENDMENT AND CONSENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of December 27, 1996, is by and between BROTHERS GOURMET COFFEES, INC., a Delaware corporation, as Borrower, SANWA BUSINESS CREDIT CORPORATION, a Delaware corporation, as Agent and Lender, and the other Lenders signatory to the Loan and Security Agreement from time to time.

                                       RECITALS

    A. Borrower, Agent and Lenders are parties to that certain Loan and Security Agreement dated as of May 29, 1996 (as from time to time amended, restated, supplemented or otherwise modified, the "Loan Agreement"), pursuant to which Lenders have made and may hereafter make loans and advances and other extensions of credit to Borrower.

    B. Borrower desires to enter into that certain Subordinated Note Agreement, dated December 27, 1996, by and between Borrower and Dilmun Financial Services and that certain Warrant for the Purchase of Shares of Common Stock, dated December 27, 1996, issued by Borrower in favor of BIB Holdings (Bermuda) Ltd. (collectively, the "Subordinated Agreements"), certain of which provisions are or may be prohibited by the Loan Agreement.

    C. Agent and Lenders are willing to consent to the consummation of the Subordinated Agreements on the terms and conditions set forth in this Amendment.

    D. Borrower desires, and Agent and Lenders are willing, to amend certain provisions of the Loan Agreement, all on the terms and conditions set forth in this Amendment.

    E. This Amendment shall constitute a Financing Agreement and these Recitals shall be construed as part of this Amendment.

    F. Capitalized terms used herein and not otherwise defined herein have the meaning assigned to them in the Financing Agreements.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

    28.  AMENDMENT OF LOAN AGREEMENT.

         (i) Subsection 1.1 of the Loan Agreement is hereby amended by (A) deleting the definition of "Cash Flow Coverage Ratio" in its entirety and replacing it with the following:

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              "CASH FLOW COVERAGE RATIO" shall mean, for any fiscal period, the ratio of (a) EBITDA for such period, PLUS Slotting Fees amortization during such period, MINUS Slotting Fee Payments during such period, MINUS Capital Expenditures during such period, MINUS income and franchise taxes paid during such period to (b) the aggregate of all interest paid in cash during such period, PLUS current maturities of long-term debt during such period; PROVIDED that any calculation of the Cash Flow Coverage Ratio under SECTION 7.11 which includes any Accounting Period in Fiscal Year 1997 shall exclude (i) Slotting Payments made by the Borrower to Yucaipa during Fiscal Year 1997 in an amount not to exceed $8,000,000, (ii) Capital Expenditures made by the Borrower during Fiscal Year 1997 with respect to Yucaipa stores in an amount not to exceed $853,000, and (iii) Capital Expenditures made by the Borrower during Fiscal Year 1997 with respect to the Borrower's Houston, Texas manufacturing facility in an amount not to exceed $2,500,000 (collectively, the "Excluded Expenditures"); PROVIDED FURTHER that, for purposes of calculating the Cash Flow Coverage Ratio for any fiscal period, any such Excluded Expenditure or portion thereof shall be included in any such Accounting Period only to the extent that such Excluded Expenditure or portion thereof was actually paid or disbursed in such Accounting Period."

    and (B) deleting the definition of "Slotting Fee Payments" in its entirety and replacing it with the following:

              "SLOTTING FEE PAYMENTS" shall mean, for any applicable fiscal period, any payments made by the Borrower, whether by cash or credit or otherwise, during such period with respect to Slotting Fees."

         (ii) Subsection 1.1 of the Loan Agreement is hereby amended by deleting clause (p) of the definition of "Event of Default" and replacing it with the following:

              "(p) entry of a judgment or judgments in an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) against the Borrower or any Subsidiary which is not stayed, bonded, vacated, paid or discharged within thirty (30) days after entry; PROVIDED that the entry of a judgment with respect to the Lindgren Case shall not be an Event of Default so long as (i) the aggregate amount of such judgment is less than $2,750,000, (ii) the escrow fund of $2,500,000 with respect to such litigation is maintained in full force and effect until payment of such judgment, (iii) no Lien which will have priority over the Agent's Lien granted hereunder with respect to the Collateral is filed or recorded with respect thereto, (iv) the execution or other enforcement of the judgment and such subordinated Lien, if any, is and continues to be effectively stayed or bonded, and (v) the Borrower diligently pursues receipt of the escrow funds and, upon receipt of such funds, the Borrower pays the judgment and any interest payable in connection therewith."

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         (iii) Subsection 1.1 of the Loan Agreement is hereby amended by (A)
    re-lettering clause (y) of the definition of "Event of Default" as clause "(z)", and (B) adding the following as a new clause (y):

              "(y) any breach or default by the Borrower of any of the provisions of any of the Subordinated Debt Documents; or"

         (iv) Subsection 1.1 of the Loan Agreement is hereby amended by deleting the definition of "Subordinated Debt" in its entirety and replacing it with the following:

              "SUBORDINATED DEBT" of a Person shall mean any Indebtedness subordinated to the Obligations in a manner and form satisfactory to the Agent and the Lenders, as to right and time of payment and as to any other rights and remedies thereunder. Subordinated Debt shall include, without limitation, the Indebtedness of the Borrower with respect to the Warrant, the Subordinated Note and the Additional Subordinated Notes."

         (v) Subsection 1.1 of the Loan Agreement is hereby amended by inserting the following defined terms in their proper alphabetical order:

              "ADDITIONAL SUBORDINATED NOTES" shall mean the additional senior subordinated promissory notes issued pursuant to Section 5(d)(vi) of the Warrant in the form of Exhibit A to the Warrant.

              "CONVERSION SHARES" shall have the meaning ascribed thereto in the Warrant.

              "LINDGREN CASE" shall mean Case No. 94202875-2, captioned PAUL LINDGREN, TERRY JEAN LINDGREN AND TERRY JEAN'S INC. V. SABEY CORPORATION, GLORIA JEAN'S COFFEE BEAN CORP., GLORIA JEAN'S COFFEE BEAN FRANCHISE CORP., EDGLO ENTERPRISES, INC., EDWARD KVETCO, GLORIA JEAN KVETKO AND BROTHERS GOURMET COFFEES, INC. filed in the Superior Court of the State of Washington, in and for Spokane County.

              "PHANTOM STOCK PAYMENT" shall have the meaning ascribed thereto in the Warrant.

              "SUBORDINATED AGREEMENT" shall mean that certain Subordinated Agreement, dated as of December 27, 1996, by and among the Agent and the Subordinated Creditor, as the same may be amended, modified, restated or otherwise supplemented from time to time hereafter.

              "SUBORDINATED CREDITOR" shall mean, collectively, Dilmun Financial Services and BIB Holdings (Bermuda) Ltd. and their respective successors and assigns.

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              "SUBORDINATED DEBT DOCUMENTS" shall mean the Subordinated Note, the Additional Subordinated Notes, the Warrant and the Subordinated Note Agreement.

              "SUBORDINATED NOTE" shall mean that certain senior subordinated promissory note, dated December 27, 1996, issued by the Borrower pursuant to the Subordinated Note Agreement in the original principal amount of Fifteen Million Dollars ($15,000,000).

              "SUBORDINATED NOTE AGREEMENT" shall mean that certain Senior Subordinated Note Agreement, dated December 27, 1996, by and between the Borrower and Dilmun Financial Services, as the same may be amended, modified, restated or otherwise supplemented from time to time hereafter in accordance with the terms of this Agreement.

              "WARRANT" shall mean that certain Warrant for the Purchase of Shares of Common Stock, dated December 27, 1996, issued by the Borrower in favor of BIB Holdings (Bermuda) Ltd., as the same may be amended, modified, restated or otherwise supplemented from time to time hereafter in accordance with the terms of this Agreement.

              "WARRANT SHARES" shall have the meaning ascribed thereto in the Warrant.

         (vi) Subsection 2.5 of the Loan Agreement is amended by deleting it in its entirety. Each reference to Term Loan B, the Term Loan B Notes and
    Exhibit 2.5 in the Financing Agreements is hereby deleted, together with any text thereof which is solely and expressly related to such reference, and all remaining text of each such Financing Agreement is hereby modified to the extent necessary so as to remain grammatically correct after such amendment.

         (vii) Subsection 8.2 of the Loan Agreement is amended by (A) deleting clause (vi) thereof in its entirety and replacing it with the following:

              "(vi) Indebtedness incurred under the Subordinated Note and the Additional Subordinated Notes;"

    and (B) deleting the last sentence thereof in its entirety and replacing it with the following:

              "Except as permitted by SUBSECTION 8.20, the Borrower shall not, and shall not permit any Subsidiary to, voluntarily prepay, defease, purchase, redeem, retire or otherwise acquire any Indebtedness other than the Obligations."

         (viii) Subsection 8.10 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

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              "8.10 RESTRICTED PAYMENTS.  The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, declare, pay, order, make or set apart any Restricted Payment except for (i) dividends paid by any Subsidiary to any Subsidiary owning its capital stock or to the Borrower, and (ii) Restricted Payments under the Subordinated Debt Documents as permitted by Section 8.20."

         (ix) Subsection 8.11 of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

              "8.11 SECURITIES. Other than payments of the Phantom Stock Payment as permitted by Section 8.20, the Borrower shall not, and shall not permit any Subsidiary to, redeem, prepay, repurchase or acquire any capital Stock of the Borrower of any description for consideration or otherwise."

         (x) Subsection 8.12 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

              "8.12 CHANGES IN CHARTER, BYLAWS OR FISCAL YEAR. Borrower shall not, and shall not permit any Subsidiary to, (i) change its Fiscal Year or (ii) amend its Certificate of Incorporation or Bylaws or other constitutional documents in a manner which could have a Material Adverse Effect; PROVIDED that the Borrower may amend its Certificate of Incorporation to effect an increase in the authorized shares of common Stock."

         (xi) Subsection 8.16 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

              "8.16 IMPAIRMENT AGREEMENTS. Except as disclosed on EXHIBIT 8.16, the Borrower shall not, and shall not permit any Subsidiary to, enter into or assume any agreement, instrument, indenture or other obligation (other than the Financing Agreements and other than the Subordinated Note Agreement with respect to clause (iii) below) which
         (i) contains a negative pledge provision which would require a sharing of any interest in the Collateral, (ii) prohibits or limits the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, or (iii) restricts, prohibits or requires the consent of any Person with respect to the payment of Restricted Payments."

         (xii) Subsection 8.18 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

              "8.18 CAPITAL EXPENDITURES LIMITATIONS. The Borrower shall not, and shall not permit any Subsidiary to, make Capital Expenditures aggregating in excess of Ten Million Dollars ($10,000,000) in any Fiscal Year."

         (xiii) Article 8 of the Loan Agreement is hereby amended by adding the following subsection at the end thereof:

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              "8.20 SUBORDINATED DEBT.  The Borrower shall not, and shall not permit any Subsidiary to:

              (a) amend, modify, restate, waive or otherwise supplement, or suffer the amendment, modification, restatement, waiver or supplement of, any provision of any of the Subordinated Debt Documents without the consent of the Lenders;

              (b) make any required payment or other distribution (other than the Phantom Stock Payment) to the Subordinated Creditor except in accordance with the terms of the Subordinated Debt Documents and the Subordination Agreement;

              (c) make the Phantom Stock Payment to the Subordinated Creditor except in accordance with the terms of the Subordinated Debt Documents; provided that, notwithstanding any provision of the Subordinated Debt Documents or the Subordination Agreement to the contrary, Borrower shall not make the Phantom Stock Payment if a Default or Event of Default shall have occurred and be continuing or would result after giving effect to such payment; or

              (d) prepay, defease, purchase, redeem, retire or otherwise acquire any Subordinated Debt, except that the Borrower may prepay the principal amount of the Subordinated Note in an aggregate amount not to exceed $5,000,000; PROVIDED that (i) no prepayment may be made prior to the first anniversary of the funding of the Subordinated Note, (ii) no Default or Event of Default has occurred or is continuing or would result after giving effect to any such prepayment; and (iii) after giving effect to any such prepayment, the Borrowers shall have unused Borrowing Availability of at least $2,000,000 and all trade payables of the Borrower and its Subsidiaries are within their terms."

    29. CONSENT. Agent and Lenders hereby consent to the execution of the Subordinated Debt Documents and irrevocably waive any Default or Event of Default caused by the execution thereof.

    30. PARTICIPATION AGREEMENTS. Upon the effectiveness of this Amendment in accordance with Section 5 hereof, the Participation Agreements shall be of no further force or effect and all obligations of the Purchasers thereunder shall be terminated. Agent shall promptly return to Borrower the Support Letters of Credit.

    31. REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and Lenders that:

         (a) NO DEFAULT. After giving effect to this Amendment and the consent set forth in Section 2 hereof, no Default or Event of Default shall have occurred or be continuing (which has not been waived or cured);

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         (b)  REPRESENTATIONS AND WARRANTIES.  As of the date hereof and, after giving effect to this Amendment and the transactions contemplated by the Subordinated Debt Documents, the representations and warranties of Borrower contained in the Financing Agreements are true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date; and

         (c) CORPORATE AUTHORITY; ENFORCEABILITY. (i) The execution, delivery and performance by Borrower of this Amendment are within its corporate powers and have been duly authorized by all necessary corporate action on the part of Borrower, (ii) this Amendment is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms and (iii) neither the execution, delivery or performance by Borrower of this Amendment nor of the Securities Purchase Agreement (1) violates any law or regulation, or any order or decree of any court or Governmental Authority, (2) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound or (3) results in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral.

    32. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment shall be conditioned upon the satisfaction of the conditions set forth in this
Section 4 and the delivery of the following documents to Agent, in form and substance satisfactory to Agent, and consummation of all of the transactions or the satisfaction of each condition contemplated by each such document in a manner satisfactory to Agent and its counsel.

         (a) DOCUMENTATION. Borrowers shall have delivered to Agent all of the following documents, each dated the date hereof, in form and substance satisfactory to Agent:

              (i)  AMENDMENT.  Six (6) executed counterparts of this Amendment.

              (ii) OTHER DOCUMENTS. All other documents, certificates and agreements as Agent may reasonably request to accomplish the purposes of this Agreement.

         (b) SECURITIES PURCHASE AGREEMENT. Borrower shall have delivered to Agent a copy of each of the executed Subordinated Debt Documents and all other related documents evidencing the transactions contemplated thereby.

         (c) NO DEFAULT. As of the date hereof after giving effect to this Amendment, no Default or Event of Default under any Financing Agreement shall have occurred and be continuing (which has not been waived or cured).

    33.  REFERENCE TO AND EFFECT ON FINANCING AGREEMENTS.

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    33.1 RATIFICATION.  Except as specifically amended above, the Loan
Agreement and the other Financing Agreements shall remain in full force and effect and are each hereby ratified and confirmed.

    33.2 NO WAIVER. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lenders or Agent under the Loan Agreement or any of the other Financing Agreements, or, except as set forth in Section 2 hereof, constitute a waiver of any provision of the Loan Agreement or any of the other Financing Agreements. Upon the effectiveness of this Amendment each reference in (a) the Loan Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Financing Agreements to "the Agreement" or "the Loan Agreement," shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Loan Agreement as amended hereby.

    34.  MISCELLANEOUS.

    34.1 SUCCESSORS AND ASSIGNS. This Amendment shall be binding on and shall inure to the benefit of Borrower, Agent, Lenders and their respective successors and assigns. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

    34.2 ENTIRE AGREEMENT. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

    34.3 FEES AND EXPENSES. Borrower agrees to pay on demand all fees, costs and expenses incurred by Agent and Lenders in connection with the preparation, execution and delivery of this Amendment.

    34.4 HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

    34.5 SEVERABILITY. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

    34.6 COUNTERPARTS. This Amendment may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one agreement.

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    34.7 INCORPORATION OF LOAN AGREEMENT.  The provisions contained in SECTIONS
10.7 and 10.8 of the Loan Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.














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         IN WITNESS WHEREOF, this Second Amendment and Consent to Loan and
Security Agreement has been duly executed as of the date first written above.



                             BROTHERS GOURMET COFFEES, INC.


                             By:
                                 ----------------------------------
                             Title:
                                    -------------------------------


                             SANWA BUSINESS CREDIT CORPORATION,
                             as Agent and Lender


                             By:
                                 ----------------------------------
                             Title:
                                    -------------------------------






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